EXHIBIT 99.3 – Supplemental, Unaudited Financial Information

AVAILABLE-FOR-SALE SECURITIES	March 31, 2011		December 31, 2010
(In Thousands)	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Obligations of other U.S. Government agencies	$36,963	$37,129	$44,005	$44,247
Obligations of states and political subdivisions:
Tax-exempt	127,107	121,789	127,210	119,874
Taxable	11,676	11,507	7,808	7,668
Mortgage-backed securities	99,220	103,627	113,176	118,386
Collateralized mortgage obligations,
Issued by U.S. Government agencies	152,718	153,558	131,040	130,826
Corporate bonds	1,000	1,019	1,000	1,027
Trust preferred securities issued by individual institutions	6,640	8,040	6,535	7,838
Collateralized debt obligations:
Pooled trust preferred securities - senior tranches	9,937	9,038	9,957	7,400
Other collateralized debt obligations	681	681	681	681
Total debt securities	445,942	446,388	441,412	437,947
Marketable equity securities	4,789	6,586	4,589	6,009
Total	$450,731	$452,974	$446,001	$443,956

Summary of Loans by Type
(Excludes Loans Held for Sale)
(In Thousands)	March 31,	December 31,
	2011	2010
Consumer mortgage:
Residential mortgage loans - first liens	$335,362	$333,012
Residential mortgage loans - junior liens	30,403	31,590
Home equity lines of credit	26,887	26,853
1-4 Family residential construction	7,666	14,379
Total consumer mortgage	400,318	405,834
Commercial:
Commercial loans secured by real estate	164,201	167,094
Commercial and industrial	57,494	59,005
Political subdivisions	36,226	36,480
Commercial construction	23,340	24,004
Loans secured by farmland	11,715	11,353
Multi-family (5 or more) residential	7,600	7,781
Agricultural loans	3,199	3,472
Other commercial loans	862	392
Total commercial	304,637	309,581
Consumer	14,004	14,996
Total	718,959	730,411
Less: allowance for loan losses	(8,846)	(9,107)
Loans, net	$710,113	$721,304

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(In Thousands)

	3 Months	3 Months	Year
	Ended	Ended	Ended
	March 31,	March 31,	December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)

Balance, beginning of year	$9,107	$8,265	$8,265
Charge-offs	(97)	(181)	(619)
Recoveries	28	126	270
Net charge-offs	(69)	(55)	(349)
(Credit) provision for loan losses	(192)	207	1,191
Balance, end of period	$8,846	$8,417	$9,107

PAST DUE AND NONPERFORMING ASSETS
(In Thousands)

	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010

Total loans past due 30-89 days and still accruing	$5,291	$7,125	$7,571

Nonperforming assets:
Total loans past due 90 days or more and still accruing	$453	$727	$530
Total nonaccrual loans	10,371	10,809	8,556
Foreclosed assets held for sale (real estate)	707	537	669

Total nonperforming assets	$11,531	$12,073	$9,755

Total nonperforming assets as a % of assets	0.88%	0.92%	0.72%

Analysis of Average Daily Balances and Rates
(Dollars in Thousands)
	3 Months		3 Months		3 Months
	Ended	Rate of	Ended	Rate of	Ended	Rate of
	3/31/2011	Return/	12/31/2010	Return/	3/31/2010	Return/
	Average	Cost of	Average	Cost of	Average	Cost of
	Balance	Funds %	Balance	Funds %	Balance	Funds %
EARNING ASSETS
Available-for-sale securities, at amortized cost:
Taxable	$327,104	3.42%	$312,889	3.46%	$306,966	4.18%
Tax-exempt	126,973	6.08%	120,990	6.06%	107,857	6.56%
Total available-for-sale securities	454,077	4.16%	433,879	4.18%	414,823	4.80%
Held-to-maturity securities, Taxable	0	0.00%	0	0.00%	154	5.27%
Trading securities	0	0.00%	0	0.00%	116	6.99%
Interest-bearing due from banks	31,750	0.20%	40,139	0.22%	66,887	0.23%
Federal funds sold	0	0.00%	1	0.00%	60	0.00%
Loans:
Taxable	688,975	6.40%	693,013	6.36%	683,899	6.49%
Tax-exempt	35,073	6.44%	35,273	6.51%	36,365	6.56%
Total loans	724,048	6.40%	728,286	6.37%	720,264	6.50%
Total Earning Assets	1,209,875	5.40%	1,202,305	5.38%	1,202,304	5.56%
Cash	16,985		17,493		16,922
Unrealized gain/loss on securities	(588)		4,694		(204)
Allowance for loan losses	(9,201)		(8,686)		(8,410)
Bank premises and equipment	22,474		22,923		24,164
Intangible Asset - Core Deposit Intangible	315		352		484
Intangible Asset - Goodwill	11,942		11,942		11,942
Other assets	60,758		62,350		79,191
Total Assets	$1,312,560		$1,313,373		$1,326,393

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$163,479	0.32%	$164,011	0.40%	$127,117	0.66%
Money market	203,439	0.30%	207,574	0.37%	197,023	0.51%
Savings	92,625	0.25%	85,098	0.25%	71,581	0.25%
Certificates of deposit	212,133	1.99%	217,005	2.05%	236,951	2.44%
Individual Retirement Accounts	161,174	2.99%	162,908	3.01%	161,127	3.10%
Other time deposits	956	0.42%	755	0.53%	990	0.41%
Total interest-bearing deposits	833,806	1.25%	837,351	1.32%	794,789	1.61%
Borrowed funds:
Short-term	16,865	0.14%	19,498	0.22%	37,189	1.09%
Long-term	145,802	4.01%	150,635	4.01%	196,142	4.14%
Total borrowed funds	162,667	3.61%	170,133	3.58%	233,331	3.66%
Total Interest-bearing Liabilities	996,473	1.63%	1,007,484	1.70%	1,028,120	2.07%
Demand deposits	168,211		156,932		136,434
Other liabilities	6,461		7,495		7,465
Total Liabilities	1,171,145		1,171,911		1,172,019
Stockholders' equity, excluding other comprehensive income/loss	142,054		138,592		154,897
Other comprehensive income/loss	(639)		2,870		(523)
Total Stockholders' Equity	141,415		141,462		154,374
Total Liabilities and Stockholders' Equity	$1,312,560		$1,313,373		$1,326,393
Interest Rate Spread		3.77%		3.68%		3.49%
Net Interest Income/Earning Assets		4.05%		3.95%		3.79%

Total Deposits (Interest-bearing
and Demand)	$1,002,017		$994,283		$931,223

(1) Rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis.
(2) Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.

COMPARISON OF NONINTEREST INCOME
(In Thousands)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010

Service charges on deposit accounts	$1,131	$1,130	$1,093
Service charges and fees	218	264	193
Trust and financial management revenue	877	870	899
Brokerage revenue	123	147	109
Insurance commissions, fees and premiums	68	62	60
Increase in cash surrender value of life insurance	122	114	112
Interchange revenue from debit card transactions	452	452	375
Net gains from sales of loans	259	268	66
Net (loss) gain from other real estate	(19)	5	(38)
Net gain from sale of premises and equipment	0	0	448
Impairment loss on limited partnership investment	(948)	0	0
Other operating income	272	168	231
Total other operating income, before realized
gains on available-for-sale securities, net	$2,555	$3,480	$3,548

COMPARISON OF NONINTEREST EXPENSE
(In Thousands)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010

Salaries and wages	$3,401	$3,432	$3,078
Pensions and other employee benefits	1,306	938	939
Occupancy expense, net	732	641	699
Furniture and equipment expense	484	493	568
FDIC Assessments	325	249	404
Pennsylvania shares tax	319	306	305
Other operating expense	1,696	1,661	2,004
Total Other Expense	$8,263	$7,720	$7,997